BURLINGTON
NORTHERN
RAILROAD









BY-LAWS

OF
BURLINGTON NORTHERN RAILROAD COMPANY




AMENDED JULY 17, 1991
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                                    BY-LAWS

                                       OF

                      BURLINGTON NORTHERN RAILROAD COMPANY

                            (AMENDED JULY 17, 1991)

                               TABLE OF CONTENTS

                     OFFICES                                                                         PAGE
 ARTICLE I.

   Section 1    -    Registered Office and Agent  .................................................  1
   Section 2    -    Other Offices  ...............................................................  1

 ARTICLE II.         MEETINGS OF STOCKHOLDERS                                                        1

   Section 1    -    Annual Meetings  .............................................................  1
   Section 2    -    Special Meetings  ............................................................  1
   Section 3    -    Place of Meetings  ...........................................................  2
   Section 4    -    Notice of Meetings  ..........................................................  2
   Section 5    -    Quorum  ......................................................................  2
   Section 6    -    Organization  ................................................................  3
   Section 7    -    Voting  ......................................................................  3
   Section 8    -    Inspectors ...................................................................  3
   Section 9    -    List of Stockholders  ........................................................  3

 ARTICLE III.        BOARD OF DIRECTORS                                                              4

   Section 1    -    Number, Qualification and Term of
                      Office  .....................................................................  4
   Section 2    -    Vacancies  ...................................................................  4
   Section 3    -    Resignations .................................................................  4
   Section 4    -    Removals .....................................................................  4
   Section 5    -    Place of Meetings; Books & Records............................................  5
   Section 6    -    Annual Meeting of the Board  .................................................  5
   Section 7    -    Regular Meetings .............................................................  5
   Section 8    -    Special Meetings .............................................................  5
   Section 9    -    Quorum and Manner of Acting  .................................................  5
   Section 10   -    Organization  ................................................................  6
   Section 11   -    Consent of Directors in Lieu of
                      Meeting .....................................................................  6
   Section 12   -    Telephonic Meetings ..........................................................  6
   Section 13   -    Compensation  ................................................................  6




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
 ARTICLE IV.         COMMITTEES OF THE BOARD OF
                      DIRECTORS                                                                   6

   Section 1    -    Executive Committee  ......................................................  6
   Section 2    -    Alternates ................................................................  7
   Section 3    -    Other Committees ..........................................................  7

 ARTICLE V.          OFFICERS                                                                     8

   Section 1    -    Elected Officers ..........................................................  8
   Section 2    -    Appointed Officers ........................................................  8
   Section 3    -    Resignations  .............................................................  8
   Section 4    -    Removals ..................................................................  8
   Section 5    -    Vacancies  ................................................................  8
   Section 6    -    Compensation of Officers ..................................................  9
   Section 7    -    Chairman of the Board .....................................................  9
   Section 8    -    President  ................................................................  9
   Section 9    -    Vice President, Law .......................................................  9
   Section 10   -    Secretary  ................................................................  9
   Section 11   -    Treasurer  ................................................................ 10
   Section 12   -    Absence or Disability of Officers  ........................................ 10

 ARTICLE VI.         STOCK CERTIFICATES AND TRANSFER
                      THEREOF                                                                    10

   Section 1    -    Stock Certificates  ....................................................... 10
   Section 2    -    Designation of Preferences  ............................................... 11
   Section 3    -    Transfer of Stock  ........................................................ 11
   Section 4    -    Transfer Agent and Registrar  ............................................. 11
   Section 5    -    Additional Regulations  ................................................... 11
   Section 6    -    Lost, Destroyed or Mutilated Certificates  ................................ 11
   Section 7    -    Record Date  .............................................................. 12

 ARTICLE VII.        DIVIDENDS, SURPLUS, ETC.                                                    12

 ARTICLE VIII.       SEAL                                                                        12

 ARTICLE IX.         FISCAL YEAR                                                                 13

 ARTICLE X.          NOTICES                                                                     13

 ARTICLE XI.         CHECKS, DRAFTS, BANK ACCOUNTS, ETC.                                         13

   Section 1    -    Checks, Drafts, Etc.; Loans  .............................................. 13
   Section      -    Deposits  ................................................................. 13

 ARTICLE XII.        AMENDMENTS                                                                  14

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                                    BY-LAWS
                                       OF
                      BURLINGTON NORTHERN RAILROAD COMPANY

                             (AMENDED JULY 17, 1991)

                                   ARTICLE I.
                                    OFFICES.

                   Section 1.-- Registered Office and Agent.

     The registered office of the Corporation is located at 100 West 10th Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

                          Section 2. -- Other Offices.

     The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS.

                         Section 1.-- Annual Meetings.

     A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at ten o'clock a.m. on the second Thursday of May, or at such other time on such other day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

                        Section 2. -- Special Meetings.

     Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board, and shall be called by the Secretary at the request of the holders of not less than one-third of all issued and outstanding shares of the Corporation entitled to vote at the meeting.

                       Section 3. -- Place of Meetings.

      The annual meeting of the stockholders of the Corporation shall be held at the general offices of the Corporation in the City of Fort Worth, State of Texas, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting. Amended 2/15/90, effective 2/15/90.

                      Section 4. -- Notice of Meetings.

      Except as otherwise provided by statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice will be given when deposited in the United States mail, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the Corporation. Each such notice shall state the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

      When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                            Section 5. -- Quorum.

      At any meeting of the stockholders, the holders of record of a majority of the total number of outstanding shares of stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series or class of stock shall be entitled, voting as a class, to elect Directors, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election.

      If a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting shall be sufficient for the transaction of any business, unless otherwise provided by statute or the Restated Certificate of Incorporation.

      In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.





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                         Section 6. -- Organization.

    At each meeting of the stockholders, the Chairman of the Board, or in his absence such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as Chairman of the meeting.

    The Secretary, or in his absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

                             Section 7.-- Voting.

    At each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting or, if no record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given. Shares of its own capital stock belonging to the Corporation, or to another Corporation if a majority of the shares entitled to vote in the election of Directors of such other Corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.

    At each election of Directors the voting shall be by ballot, and the persons having the greatest number of votes shall be deemed and declared elected. Except as otherwise required by statute, the Restated Certificate of Incorporation or these By-Laws, all matters shall be decided by a majority of the votes cast, a quorum being present.

                           Section 8.-- Inspectors.

    Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who are not Directors, candidates for Directors or officers of the Corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies.

Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

                     Section 9. -- List of stockholders.

    The Secretary or other officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such




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

 stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section, or the books of the Corporation, or to vote in person or by proxy at any such meeting.

                                 ARTICLE 111.

                             BOARD OF DIRECTORS.

           Section 1. -- Number, Qualification and Term of Office.

     The business, property and affairs of the Corporation shall be managed by a Board consisting of not less than three nor more than seven Directors. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year. Each person elected as a Director shall forthwith be notified of his election by the Secretary. Each Director shall serve until his successor is elected and shall qualify. Amended 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90.

                           Section 2.-- Vacancies.

     Vacancies in the Board of Directors and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

                         Section 3. -- Resignations.

     Any Director may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

                            Section 4.-- Removals.

     Any director may be removed, with cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the Corporation entitled to vote for the election of Directors, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting.




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             Section 5. -- Place of Meetings; Books and Records.

     The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine, unless otherwise provided in the Restated Certificate of Incorporation or in these By-Laws.

     The Board of Directors, subject to the provisions of the laws of Delaware, may authorize the books and records of the Corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the Corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.

                  Section 6.-- Annual Meeting of the Board.

     The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held at the same place as and immediately after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specifled in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the newly elected Directors.

                        Section 7.-- Regular Meetings.

     The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

                       Section 8. -- Special Meetings.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or sent to him by telephone, telegraph, cable or wireless, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                  Section 9. -- Quorum and Manner of Acting.

     Except as otherwise provided by the laws of Delaware, the Restated Certificate of Incorporation, or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business




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 at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

                         Section 10.-- Organization.

     At every meeting of the Board of Directors, the Chairman of the Board, or in his absence, the President and/or, if both of the said officers are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

           Section 11. -- Consent of Directors in Lieu of Meeting.

     Unless otherwise restricted by the Restated Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                     Section 12. -- Telephonic Meetings.

     Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                         Section 13.-- Compensation.

     Each Director, who is not a full-time salaried officer of the Corporation or its parent, or a subsidiary or affiliated corporation, when authorized by resolution of the Board of Directors may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his reasonable expenses for attendance at each regular or special meeting of the Board or any Committee thereof. No full-time salaried officer of the Corporation shall receive compensation for serving as a Director of any of the Corporation's wholly-owned subsidiaries. Amended 2/15/90, effective 2/15/90.


                                 ARTICLE IV.

                    COMMITTEES OF THE BOARD OF DIRECTORS.

                      Section 1.-- Executive Committee.

     The Board of Directors may, in its discretion, designate annually an Executive Committee consisting of not less than three Directors as it may from time




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 to time determine. The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but the Committee shall have no power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amend the By-Laws of the Corporation, elect officers or fill vacancies on the Board of Directors or any Committee of the Board, declare a dividend, authorize the issuance of stock, or such other powers as the Board may from time to time eliminate.

     At each meeting of the Committee, the presence of a majority of the members of the Committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present, the concurrence of a majority of those present shall be necessary for the taking of any action.

     The Committee shall elect a Chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all actions of the committee shall be reported to the Board of Directors at the next meeting of the Board. Amended 1/24/83, effective 2/1/83.

                           Section 2. -- Alternates.

     Alternate members of any committee may be designated by the Board of Directors from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any Committee meeting from among the regular members thereof and designated alternates, the member or members of such Committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

     Alternate members of a Committee shall receive reimbursement for expenses and compensation at the same rate as a regular member of such Committee.

                        Section 3. -- Other Committees.

     The Board of Directors may elect such other Committees, each to consist of two or more Directors, as it may from time to time determine, and each such Committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.


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                                   ARTICLE V.

                                   OFFICERS.

                         Section 1.-- Elected Officers.

       The officers of the Corporation shall be a Chairman of the Board, a Vice President and Chief Financial Officer, a Vice President, Law, a Secretary, a Treasurer, and such other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. Any officer may hold such additional title descriptions or qualifiers such as "Chief Executive Officer", "Chief Operating Officer", "Senior Vice President", "Executive Vice President" or "Assistant Secretary" or such other title as the Board of Directors shall determine. In addition, at the discretion of the Board of Directors, a President may be, but need not be, elected. Amended 6/1/83, effective 6/1/83. Amended 2/15/90, effective 2/15/90. Amended 7/17/91, effective 7/17/91.

                       Section 2. -- Appointed Officers.

       In addition to the elected officers of the Corporation, the Corporation shall have such other Vice Presidents and officers as may be appointed by the Chairman of the Board. Any number of offices may be held by the same person. The exact title held by each appointed officer or Vice President may contain such modifiers, such as "senior", "executive" or "assistant", and/or titles, such as "chief executive officer", "chief operating officer", "chief financial officer", "chief accounting officer" or "comptroller", as the Chairman, in his discretion, may bestow. In addition, at the discretion of the Chairman, a President may, but need not be, appointed by the Chairman. Each appointed officer, unless removed in the manner hereinafter provided, shall hold office until his successor shall have been duly appointed and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided. Amended 2/15/90, effective 2/15/90. Amended 7/17/91, effective 7/17/91.

                          Section 3. -- Resignations.

     Any officer may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

                            Section 4. -- Removals.

     Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors at a regular or special meeting of the Board. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee.

                            Section 5. -- Vacancies.

         Any vacancy occurring in any office of the Corporation by reason of death, retirement, resignation, removal, or otherwise shall be filled for the unexpired

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

portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.

                    Section 6. -- Compensation of Officers.

    The compensation of all officers elected by the Board of Directors and of all other officers whose compensation is prescribed by the Board of Directors shall be fixed from time to time by the Board of Directors, by any committee thereof upon whom such power may be conferred by the Board of Directors, or by the Chairman when so authorized by the Board of Directors. Amended 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90.

                      Section 7. -- Chairman of the Board.

    The Chairman of the Board shall have general authority over the property, business and affairs of the Corporation and over all other officers, agents and employees of the Corporation, subject to the control and direction of the Board of Directors including the power to sign and acknowledge in the name and on behalf of the Corporation, all stock certificates, contracts or other documents and instruments, except when the signing thereof shall have been expressly delegated to some other officer or agent, or required by law to be otherwise signed or executed, and unless otherwise provided by law or by the Board, may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; and he shall preside at all meetings of the Board and have authority to call special meetings of the Board or committees of the Board. He shall have power to appoint Vice Presidents and other officers not elected by the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. He shall have power to delegate to other officers of the Corporation, through written delegations or otherwise, such authority to transact the business affairs of the Corporation. Adopted 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90.

                            Section 8. -- President.

    When a President is elected or appointed, he or she shall, during the absence or disability of the Chairman of the Board, perform the powers and duties of that office and shall have other duties as may be assigned to him or her by the Board of Directors or by the Chairman of the Board. Adopted 1/24/83, effective 2/1/83. Amended 2/15/90, effective 2/15/90. Amended 7/17/91, effective 7/17/91.

                       Section 9.-- Vice President, Law.

    The Vice President, Law shall be the chief legal advisor of the Corporation and shall have charge of the management and direction of the legal affairs and litigation of the Corporation. In addition, such officer shall be responsible for all government relations and legislative activities of the Corporation. Amended 6/1/83, effective 6/1/83. Amended 2/15/90, effective 2/15/90. Amended 7/17/91, effective 7/17/19.

                            Section 10.-- Secretary.

        The Secretary shall attend and keep minutes of meetings of the stockholders and Directors, and of all committees of the Board of Directors, in books of the

 Corporation provided for that purpose; shall have custody of the corporate records of the Corporation; shall see that notices are given and records and reports properly kept and filed by the Corporation, as required by the By-Laws or as required by law; shall be the custodian of the corporate seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and in general, shall have such other powers and perform such other duties as are incident to the office of Secretary and as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                           Section 11. -- Treasurer.

     The Treasurer shall have responsibility for the custody and safekeeping of all funds of the Corporation and shall have charge of their collection, receipt and disbursement; shall receive and have authority to sign receipts for all monies paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in such banks or depositories as the Board of Directors shall approve; shall endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to the Corporation; shall disburse the funds of the Corporation only in such manner as provided in the By-Laws or as the Board of Directors may require; shall sign or countersign all notes, endorsements, guarantees and acceptances made on behalf of the Corporation when and as directed by the Board of Directors; shall keep full and accurate accounts of the transactions in his office in books belonging to the Corporation and render to the Board of Directors whenever it may require an account of his transactions as Treasurer; shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may require; shall have the responsibility for the custody and safekeeping of all securities of the Corporation; and in general, shall have such other power and perform such other duties as are incident to the office of Treasurer and as from time to time may be prescribed by the Board of Directors, or be delegated to him by the Chairman of the Board or by the President or by their designees. Amended 2/15/90, Effective 2/15/90.

               Section 12. -- Absence or Disability of Officers.

     In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled. The Board of Directors may also delegate this power to a committee or to a senior corporate officer. Amended 1/24/83, Effective 2/1/83.

                                  ARTICLE VI.

                    STOCK CERTIFICATES AND TRANSFER THEREOF.

                        Section 1.-- Stock Certificates.

     Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In

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

 case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                   Section 2. -- Designation of Preferences.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, except that in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

                        Section 3. -- Transfer of Stock.

     Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

                  Section 4. -- Transfer Agent and Registrar.

     The Corporation may, if and whenever the Board of Directors shall so determine, maintain in such place or places as the Board shall so determine, one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board where the shares of the Capital stock of the Corporation of any class or classes shall be transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock of any class or classes shall be registered. Amended 1/24/83, effective 2/1/83.

                     Section 5. -- Additional Regulations.

     The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

            Section 6. -- Lost, Destroyed or Mutilated Certificates.

     The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate to be issued to him in case of mutilation of the certificate upon surrender of the mutilated

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

 certificate, or in case of loss, theft or destruction of the certificate upon satisfactory proof of such loss or destruction, and in any case, if the Board of Directors shall so determine, upon the delivery of a bond in such form and sum, and with such surety or sureties, as the Board of Directors may direct, to indemnify the Corporation and its agent against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                          Section 7. -- Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII.

                            DIVIDENDS, SURPLUS, ETC.

     Except as otherwise provided by statute or the Restated Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared or its preceding fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation. The Board of Directors may use and apply any of such surplus or net profits in purchasing or acquiring any of the bonds, debentures, notes, scrip, other securities or evidences of indebtedness of the Corporation or of any of its controlled or subsidiary corporations, or may set apart from any of the funds of the Corporation available for dividends such sum or sums as it, in its absolute discretion, may think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                 ARTICLE VIII.

                                     SEAL.

     The Board of Directors shall adopt a suitable corporate seal which shall be in the form imprinted hereon. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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

                                  ARTICLE IX.

                                  FISCAL YEAR.

    The fiscal year of the Corporation shall begin on the first day of January of each year.

                                   ARTICLE X.

                                    NOTICES.

    Notices to stockholders and Directors shall be given in the manner and form hereinbefore provided, and (a) if given by mail shall be deemed to be given at the time deposited in the United States mail, enclosed in a sealed envelope properly addressed and postage prepaid, and (b) if given by telegraph, cable or wireless shall be deemed to be given at the time delivered to a representative of a telegraph, cable or wireless company, as the case may be, properly addressed, with instructions that it be transmitted.

    Whenever any notice is required to be given under the provisions of the statute, the Restated Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XI.

                      CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

                   Section 1.-- Checks, Drafts, Etc.; Loans.

    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors.

                            Section 2. -- Deposits.

    All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation. Amended 7/17/91, effective 7/17/91.

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

                                  ARTICLE XII.

                                  AMENDMENTS.

     These By-Laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the whole Board of Directors, subject to the right of the stockholders of the Corporation to amend or repeal By-Laws made or amended by the Board of Directors by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the Corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

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